Exhibit 10.4
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
2023 INCENTIVE AWARD PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), pursuant to its 2023 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an Award of performance-based restricted stock units (the “PSUs”) subject to performance-vesting requirements and continued service through the date on which the PSUs are settled, which shall occur no later than March 15th of the year next-following the year in which the Performance Period ends. The PSUs are subject to the terms and conditions set forth in this Performance-Based Restricted Stock Unit Award Grant Notice (this “Grant Notice”), the Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), the Plan and the special provisions for Participant’s country of residence, if any, attached hereto as Exhibit B (the “Foreign Appendix”), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice, the Agreement and the Foreign Appendix.

Participant:
Grant Date:
Target Number of PSUs:
Type of Shares Issuable:
Vesting Schedule:
Performance Period:
Defined Terms
Performance Milestones
Performance-Vesting Procedures:
To accept the Award of PSUs, Participant shall log into Participant’s online brokerage account established at the Company-designated brokerage firm for Participant’s Awards under the Plan and follow the procedure set forth on the brokerage firm’s website to accept the terms of this Award. In addition, Participant shall cause his or her spouse, civil union partner or registered domestic partner, if any, to execute the spousal consent on such website. Currently, the Company-designated brokerage firm is E*TRADE and the applicable website is www.etrade.com.
If Participant fails to follow the procedure set forth in the preceding paragraph, and does not notify the Company within 30 days following the Grant Date that Participant does not wish to accept the Award of PSUs, then Participant will be deemed to have accepted the Award of PSUs, and agreed to be bound by the terms of the Plan, this Grant Notice, the Agreement and the Foreign Appendix.
By Participant’s acceptance of this Award of PSUs, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, this Grant Notice and the Foreign Appendix. Participant has reviewed the Agreement, the Plan, this Grant Notice and the Foreign Appendix in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, the Foreign Appendix and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, the Agreement or the Foreign Appendix.
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:
Print Name:
Title:

EXHIBIT A

TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of PSUs set forth in the Grant Notice.
ARTICLE I.

GENERAL
1.1Incorporation of Terms of Plan, Grant Notice and the Foreign Appendix. The PSUs are subject to the terms and conditions set forth in this Agreement, the Grant Notice, the Plan and the Foreign Appendix, if applicable, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.

AWARD OF PERFORMANCE-BASED RESTRICTED STOCK UNITS AND DIVIDEND

EQUIVALENTS
2.1Award of PSUs and Dividend Equivalents.
(a)In consideration of Participant’s past and/or continued employment with or service to any member of the Company and its Subsidiaries (the “Company Group”) (each such member, a “Company Group Member”) and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Target Number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan, this Agreement and the Foreign Appendix, if applicable, subject to adjustment as provided in Section 12.2 of the Plan. Each PSU represents the right to receive one Share. However, unless and until the PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each PSU granted pursuant to the Grant Notice for all ordinary and extraordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares with a record date that occurs between the Grant Date and the date when the Share underlying the applicable PSU is distributed to Participant or is forfeited or expires. The Dividend Equivalents for each PSU shall have a value equal to the amount of cash that is paid as a dividend on one Share. The Dividend Equivalents shall be credited to a book account for Participant in the form of cash unless the Administrator determines to cause the Dividend Equivalents to be reinvested in additional PSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the PSUs and the rights arising in connection therewith for purposes of Section 409A.
2.2Vesting of PSUs and Dividend Equivalents.
(a)Subject to Participant’s continued employment with or service to a Company Group Member through the date on which the PSUs are settled pursuant to Section 2.3(a) and subject to Section 3.8 and Section 3.15, the PSUs shall vest in such amounts and at such times as are set forth in the

Grant Notice. Any Dividend Equivalents provided pursuant to Section 2.1(b) hereof shall vest whenever the underlying PSU to which such Dividend Equivalents relate vests.
(b)Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, (i) any PSUs and Dividend Equivalents that do not performance-vest pursuant to the Performance-Vesting Schedule set forth in the Grant Notice shall be forfeited as of the date it is determined that such PSUs and Dividend Equivalents will not performance-vest and shall not thereafter become vested and (ii) any PSUs and Dividend Equivalents that have not become vested on or prior to the date of Participant’s Termination of Service (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested.
(c)Notwithstanding the foregoing or anything herein to the contrary, if Participant is eligible to participate in the Cognizant Technology Solutions Corporation Retirement, Death and Disability Policy (as may be amended from time to time, the “Retirement Policy”) and Participant terminates employment due to a Qualifying Retirement or Qualifying Termination (each as defined in the Retirement Policy), all then-outstanding the PSUs shall, subject to the terms and conditions set forth in the Retirement Policy, remain outstanding following Participant’s Qualifying Retirement or Qualifying Termination and eligible to vest and be paid in accordance with the Grant Notice and Section 2.3 below.
2.3Distribution or Payment of PSUs and Dividend Equivalents.
(a)Participant’s PSUs (including any Dividend Equivalents reinvested in PSUs) shall be distributed in Shares (either in book-entry form or otherwise) and any Dividend Equivalents credited in the form of cash shall be distributed in cash, in each case as soon as administratively practicable following the vesting of the applicable PSU and Dividend Equivalent pursuant to Section 2.2, but in no event later than March 15th of the year next-following the year in which the Performance Period ends (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PSUs and Dividend Equivalents if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Proposed Treasury Regulation Section 1.409A-1(b)(4)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(b)All distributions of Shares shall be made by the Company in the form of whole Shares, and to the extent that the total number of Shares to be issued in connection with any distribution would otherwise result in a fractional Share, such total number of Shares shall be rounded down to the next whole Share.
2.4Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable, and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.
2.5Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:
(i)by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;
(ii)by the deduction of such amount from any cash payments payable pursuant to the Dividend Equivalents or any other compensation payable to Participant;
(iii)with respect to any withholding taxes arising in connection with the distribution of the PSUs, until such time as the Company provides Participant with written or electronic notice that such method of withholding taxes is not permitted, by withholding a net number of Shares otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv)with respect to any withholding taxes arising in connection with the distribution of the PSUs, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)with respect to any withholding taxes arising in connection with the distribution of the PSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)in any combination of the foregoing.
(b)With respect to any withholding taxes arising in connection with the PSUs or the Dividend Equivalents, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the PSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative, or to pay to Participant any cash with respect to any Dividend Equivalents, unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs, the payment of any cash with respect to the Dividend Equivalents or any other taxable event related to the PSUs or the Dividend Equivalents.

(c)In the event any tax withholding obligation arising in connection with the PSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable to Participant pursuant to the PSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the PSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A.
(d)Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes and social security or national insurance contributions owed in connection with the PSUs and any Dividend Equivalents (including the grant or vesting of the PSUs or Dividend Equivalents or the acquisition or disposal of any Shares), regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the PSUs or the Dividend Equivalents. Participant shall pay any taxes or other amounts that are required by the laws of a jurisdiction in which Participant is subject to taxation to be paid by the Company Group with respect to the grant, vesting or settlement of the PSUs or Dividend Equivalents or the issuance of Shares or cash thereunder, to the extent those taxes or other amounts are permitted to be passed through to the Participant under Applicable Law. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or Dividend Equivalents or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the PSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
2.6Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.

OTHER PROVISIONS
3.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice, this Agreement and the Foreign Appendix, as applicable, as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice, this Agreement or the Foreign Appendix, as applicable.
3.2PSUs and Dividend Equivalents Not Transferable. The PSUs and the Dividend Equivalents may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. The PSUs may not be hedged, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the PSUs or the underlying Shares. None of the PSUs, the Dividend Equivalents or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the PSUs and the Dividend Equivalents may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require; provided that the PSUs and the Dividend Equivalents may not be transferred for value or consideration. Participant may direct the Company to record the ownership of any Shares underlying the PSUs that vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by filing the appropriate form with the Administrator.
3.3Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs or Dividend Equivalents in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
3.4Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be delivered electronically through the procedure set forth on the website maintained by the Company-designated brokerage firm for Awards under the Plan or in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be delivered electronically or in writing addressed to Participant at the most recent address on file with the Company for Participant. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
3.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice, this Agreement and the Foreign Appendix, as applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs and Dividend Equivalents are granted and may be settled, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, shall be deemed amended to the extent necessary to conform to Applicable Law.
3.8Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs or the Dividend Equivalents in any material way without the prior written consent of Participant.
3.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.
3.12Acknowledgment of Nature of Plan and PSUs. In accepting the PSUs, Participant acknowledges that:
(a)the Award of the PSUs (and the Shares subject to the PSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) the Company is making under the Plan is unilateral and discretionary and will not give rise to any future obligation on the Company to make further Awards under the Plan to the Participant;
(b)for labor law purposes, subject to Applicable Law, the PSUs (and the Shares subject to the PSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for any Company Group Member or any affiliate thereof;
(c)Participant is voluntarily participating in the Plan;
(d)the PSUs (and the Shares subject to the PSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not intended to replace any pension rights or compensation;
(e)none of the PSUs, the Dividend Equivalents or any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with any Company Group Member or any affiliate thereof, and any modification of the Plan or this Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment;

(f)the future value of the underlying Shares is unknown and cannot be predicted with certainty. If the PSUs vest and Participant obtains Shares, the value of the Shares acquired may increase or decrease in value; and
(g)in consideration of the grant of the PSUs hereunder, no claim or entitlement to compensation or damages arises from termination of the PSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from termination of Participant’s employment by any Company Group Member or any affiliate thereof (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases each Company Group Member from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim.
3.13Consent to Personal Data Processing and Transfer. By acceptance of the PSUs, Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company Group holds certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Participant is aware that providing the Company with Participant’s Data is necessary for the performance of this Agreement and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Company Group will transfer Data to third parties in the course of its or their business, including for the purpose of assisting the Company in the implementation, administration and management of the Plan. However, from time to time and without notice, the Company Group may retain additional or different third parties for any of the purposes mentioned. The Company Group may also make Data available to public authorities where required under Applicable Law. Such recipients may be located in the jurisdiction which Participant is based or elsewhere in the world, which Participant separately and expressly consents to, accepting that outside the jurisdiction which Participant is based, data protection laws may not be as protective as within. Participant hereby authorizes the Company Group and all such third parties to receive, possess, use, retain, process and transfer Data, in electronic or other form, in the course of the Company Group’s business, including for the purposes of implementing, administering and managing participation in the Plan, and including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party to whom Participant may have elected to have payment made pursuant to the Plan. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local human resources representative; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits intended by these PSUs. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights.
3.14Entire Agreement. The Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.15Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice, this Agreement or the Foreign Appendix if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice, this Agreement or the Foreign Appendix, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.16Agreement Severable. In the event that any provision of the Grant Notice, this Agreement or the Foreign Appendix, if applicable, is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice, this Agreement or the Foreign Appendix.
3.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents.
3.18Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a)(v) or Section 2.5(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.
3.19Non-U.S. Additional Terms. Notwithstanding the foregoing terms and conditions of this Award, Participant acknowledges that applicable law (including but not limited to rules or regulations governing securities, foreign ownership, foreign exchange, tax, labor or other matters of any jurisdiction in which Participant may be residing or working at the time of grant of or while holding this Award) may prevent or restrict the issuance of Shares under this Award, and neither the Company nor any Subsidiary or affiliate assumes any liability in relation to this Award or any Restricted Stock Units or Shares in such case. Participant also acknowledges that applicable law may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. For the avoidance of doubt, if any provision of the Grant Notice, this Agreement or the Foreign Appendix, if applicable, is not lawful in the jurisdiction in which Participant may be residing or working at the time of grant of or while holding this Award, then such provision will not apply to this Award, subject to Section 3.16.
3.20Clawback. The PSUs, any Shares distributed in settlement of the PSUs, any proceeds from the sale of Shares distributed in settlement of the PSUs and any payments in respect of the Dividend Equivalents will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder or any other applicable law, whether or not such clawback policy was in place on the Grant Date. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
* * * * *

EXHIBIT B

TO PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE
SPECIAL PROVISIONS FOR PERFORMANCE BASED RESTRICTED STOCK UNITS FOR PARTICIPANTS OUTSIDE THE U.S.
This Exhibit B (this “Appendix”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Grant Notice, the Agreement and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail.
This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information contained in this Appendix is based on exchange control, securities and other laws in effect as of a prior date. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the PSU vests or Shares acquired under the Plan are sold.
In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. If Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.
The Participant should be aware that the tax consequences in connection with the grant of the PSU, the vesting of the PSU and the disposal of the resulting Shares vary from country to country and are subject to change from time to time and understand that the Participant may suffer adverse tax consequences as a result of the PSU and the Participant’s disposal of the Shares. By signing the Agreement the Participant acknowledges that he or she is not relying on the Company for tax advice and will seek his or her own tax advice as required.
AUSTRALIA
1.Tax: In accepting the PSU, Participant acknowledges that any taxable gain at the date of grant or cessation, as appropriate, may result in an income and Medicare tax charge arising. Participant acknowledges and confirms that Participant is responsible for reporting and paying all taxes to the local tax authorities and that this will be undertaken by Participant on a timely basis.
2.Securities Law Information: If Participant acquires Shares pursuant to the PSU and Participant offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on disclosure obligations prior to making any such offer.
3.Exchange Control Information: Exchange control reporting is required for cash transactions exceeding AUD$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participant will be required to file the report.
CANADA
1.Termination of Service: For the purposes of this Agreement, Participant will be deemed to have experienced a Termination of Service as follows:

(a)if Participant is an employee, (i) on the date when Participant ceases to be an employee of Company or its Subsidiaries or affiliates for any reason, whether lawful or otherwise (including, without limitation, by reason of voluntary resignation, termination for cause, termination without cause/serious reason, death, disability, frustration or constructive dismissal), without regard to any pay in lieu of notice (whether by lump sum or salary continuance), benefits continuation, or other termination or severance payments or benefits which Participant may then receive or be entitled to receive, whether pursuant to contract, the common law, the Civil Code of Quebec or otherwise, or (ii) on such later date, if applicable, as may be required to satisfy the minimum requirements of applicable employment or labor standards legislation.
(b)if Participant is a consultant or contractor, on the date Participant ceases to be engaged by and perform services for the Company or its Subsidiaries or affiliates.
2.For the purposes of this Agreement, Participant will be deemed to have experienced a Termination of Service on (i) the date when Participant ceases to be an employee of or service provider to the Company or its Subsidiaries or affiliates for any reason, whether lawful or otherwise (including, without limitation, by reason of voluntary resignation, termination for cause, termination without cause/serious reason, death, disability, frustration or constructive dismissal), without regard to any pay in lieu of notice (whether by lump sum or salary continuance), benefits continuation, or other termination or severance payments or benefits which Participant may then receive or be entitled to receive, whether pursuant to contract, the common law, the Civil Code of Quebec or otherwise, or (ii) such later date, if applicable, as may be required to satisfy the minimum requirements of applicable employment or labor standards legislation.
3.Special Provisions for Participants in Canada:
a.French Language Provision. The following provisions will apply if Participant is a resident of Quebec:
The Participant acknowledges that he/she was provided with this Agreement in English and French simultaneously. By completing and signing the English version, the Participant confirms his/her express wish to be bound only by the English version. Le participant reconnaît que cette entente lui a été communiquée simultanément en anglais et en français. En remplissant et en signant la version anglaise. En complétant et signant la version anglaise, le participant confirme sa volonté expresse d'être lié uniquement par la version anglaise
b.The Company reserves the right to impose other requirements on this PSU and the Shares purchased upon vesting of this PSU, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
c.In the event the Participant forfeits any PSUs or Dividend Equivalents under this Agreement, the Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common law or civil law termination entitlements or otherwise.
d.All provisions in the Agreement shall be subject to the minimum requirements of applicable employment or labor standards legislation.
DENMARK
1.Forfeiture, Termination and Cancellation upon Termination of Services: Notwithstanding any contrary provision of this Agreement, upon the 30th day following Participant’s Termination of Services for any or no reason Agreement (except if the Participant is a Good Leaver as provided in Section 2 below), the then-unvested PSUs subject to this Agreement will be automatically forfeited, terminated and cancelled as of such date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. Notwithstanding the foregoing and except as provided in Section 2 below, the Administrator may, in its sole discretion, terminate the then-unvested PSUs subject to this Agreement at any time during the period of time commencing upon Participant’s Termination of Services and the 30th day following such Termination of Services and such PSUs shall be forfeited, terminated and cancelled as of such date without payment of any consideration by the Company. For the avoidance of doubt, except as otherwise provided by the Administrator, no PSUs shall vest following Participant’s Termination of Services except as provided in Section 2 below.
2.Danish Act on Exercise of Options or Subscription Rights for Shares etc. in Employment Relationship: If the Participant is an Employee but not a managing director of a Danish Subsidiary of the Company, then this Agreement shall be subject to the provisions of the Danish Act on Exercise of Options or Subscription Rights for Shares etc. in Employment Relationship (the “Act”). For the avoidance of doubt, this Section 2 shall not apply if the Participant is not an Employee or not covered by the Act for any reason. Specifically:
(a)Termination of Service. Pursuant to the Act, in the event the Participant experiences a Termination of Services for any reason other than if the Participant is a Good Leaver (as defined below) prior to the vesting of all of the PSUs, any Shares that have not been settled will terminate automatically and be forfeited without further notice and at no cost to the Company. Pursuant to the Act, in the event the Participant experiences a Termination of Services and if the Participant is a Good Leaver prior to the vesting of all of the PSUs, the Participant retains the right to the Shares that have not been settled irrespective of vesting. Provided, further, the Participant retains the right, in proportion the Participant’s employment period with the Company, to a pro-rata share of granted PSUs to which the Participant would have been entitled according to agreement or custom if the Participant had still been employed at the time of expiration of the financial year or at the time of such granting.
(b)Good Leaver. Pursuant to the Act, for purposes of this Agreement, the Participant, who is an Employee but not a managing director, is considered a “Good Leaver” in the following situations:
(i)if the Participant’s employer terminates the Participant’s employment and such termination is not due to the Participant’s being in breach of contract or due to the Participant having been summarily dismissed in a legitimate way;
(ii)if the Participant resigns because of reaching the age applicable to retirement or because the Participant will be entitled to state pension or retirement pension; or
(iii)if the Participant terminates the Participant’s employment due to gross negligence on the part of the Danish employer company.
(c)Employer Statement. The Participant and the Company acknowledge that the Participant is entitled to receive an “employer statement”, as such term is used in the Act, including the following information, if applicable:
(i)the time of grant of the right to subscribe for or purchase shares at a later date;
(ii)criteria or conditions for granting the right to subscribe for or purchase shares at a later date;
(iii)time of settlement or the rules for the determination thereof;

(iv)the price, if any, or the rules for fixing of the price at which the shares may be subscribed for or purchased at the time of settlement;
(v)the legal status of the Participant in connection with termination of employment; and
(vi)the financial aspects of participating in the Agreement.
The employer statement shall be provided in Danish. The employer statement shall be provided to the Participant, at the latest, within one month after the conclusion of the Agreement.
3.Acknowledgment of Nature of Plan and PSUs: In accepting this Agreement, the Participant acknowledges that, except as provided in Section 2 hereof, in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s rights to vest the PSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s PSUs.
4.Exchange Control Information: If the Participant establishes an account holding Shares or an account holding cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described in Section 5 below.)
5.Securities/Tax Reporting Information: If the Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by the Participant and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the shares in the account without further request each year. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account.
In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Participant is also required to inform the Danish Tax Administration about this account. To do so, the Participant must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Participant and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account.
FRANCE
1.Securities law: This offer does not require a prospectus to be submitted for approval to the Autorité des Marchés Financiers (“AMF”). Participant may take part in the offer solely for his or her own account and any financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code and EU Regulation No. 2017/1129 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market. The information provided to Participant in this Agreement, the Plan or other documents supplied to Participant in connection with the offer to Participant of the PSU is provided as factual information only and as such is not intended to induce Participant to accept to enter into this Agreement. Any such information does not give or purport to give any indication of the likely future financial success or performance of the Company and historical financial information gives no indication of future financial performance. Should Participant be in any doubt as to the contents of the offer of this PSU or what course of action to take in relation to the offer, Participant is recommended to immediately seek his or her own personal financial advice from his or her stockbroker, bank manager, solicitor, accountant or other independent financial advisor duly authorized by the competent authorities or bodies.
2.Exchange Control Information. The Participant must declare to the customs and excise authorities any cash and securities the Participant imports or exports without the use of a financial institution when the value of such cash or securities exceeds a certain amount. The Participant should consult with the Participant’s professional advisor. In addition, if the Participant is a French resident, the Participant may hold stock outside France provided the Participant declares all foreign bank and brokerage accounts on an annual basis (including the accounts that were open and those that were closed during the tax year) on a specific form in the Participant’s income tax return.
3.French Language Provision. By signing and returning this Agreement, the Participant confirms having read and understood the documents relating to the Plan which were provided to the Participant in English language. The Participant accepts the terms of those documents accordingly.
En signant et renvoyant ce Contrat vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.
4.Taxes. The Participant accepts any liability for any (i) income tax (including any income withholding tax (prélèvement à la source)) and social security contributions (prélèvements sociaux) and (ii) the employee share of any employment-related taxes including any social security contributions and charges which may be payable by the Company Group with respect to any taxable event arising pursuant to this Agreement (including the grant or vesting of the PSUs or Dividend Equivalents or the acquisition or disposal of any Shares). The Participant shall pay to and indemnify the Company Group against, and make arrangements satisfactory to the Company Group regarding payment of taxes described in clauses (i) and (ii) above to the fullest extent permitted by applicable law and pursuant to Section 2.5 of this Agreement.
By accepting this Award of PSUs, the Participant expressly acknowledges and agrees that this Award can be considered for purposes of calculating any applicable taxes that are statutorily required to be withheld by the Company Group.
The Plan is not intended to qualify for any favorable tax and social security treatment in France, in particular not to qualify for the application of the tax and social security treatment applicable to shares granted for no consideration under Articles L. 225-197-1 to L. 225-197-5 of the French Commercial Code, Article 80 quaterdecies of the French Tax Code and Articles L. 242-1, L. 137-13 and L. 137-14 of the French Social Security Code, nor for the application of the tax and social security treatment applicable to stock-option under Articles L 225-177 à L 225-186-1 of the French Commercial Code, Article 80 bis of the French Tax Code and L. 242-1, L. 136-2, II, 6°, L. 136-5, II bis, L. 137-13 and L. 137-14 of the French Social Security Code, as amended. In no event whatsoever a claim or entitlement to compensation or damages by the Company Group shall arise in connection with the non-application of such tax and social security treatment.
5.Tax reporting. The Participant shall comply with tax reporting requirements as the result of the acquisition of Shares or cash derived from his participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside of France. The Participant acknowledges that he is responsible for ensuring compliance with the applicable foreign asset/account and tax reporting requirements and should consult his personal tax, legal and/or financial advisors regarding the same.

GERMANY
1.Definition of Employee. The definition of Employee shall, for the avoidance of doubt, include the legal representatives of the German group members.
2.Eligible Individuals, Holders or Persons. The Company’s discretion to award rights under the Plan to shall be exercised in compliance with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot).
3.Administrator’s Discretion. The Administrator’s discretion under the Plan, the Agreement, the Grant Notice and this Appendix, including their interpretation, shall always be exercised reasonably (nach billigem Ermessen) as defined under German law.
4.Taxes. For the avoidance of doubt, taxes always include German social security contributions, and in this regard, Participant’s portion.
5.Securities Law. This offer does not require a securities prospectus (Wertpapierprospekt) to be submitted for approval to the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht or BaFin).
6.Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Central Bank (Deutsche Bundesbank). If Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for Participant. In addition, Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, Participant must report on an annual basis if Participant holds Shares that exceed 10% of the total voting capital of the Company.
7.Data Protection / Personal Data Processing and Transfer. This section supersedes Section 3.13 of the PSU. By acceptance of this PSU, the Participant acknowledges understanding of the collection, use, processing and transfer of personal data as described below and in accordance with the Company privacy policy:
Data Processing. The Company, directly or indirectly through a Company Group Member administering Participant’s employment, holds, collects, uses and processes certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Personal Data”).
Purpose, Legal Basis and Controller. The processing of Participant’s Personal Data is necessary in order for Participant to participate in the Plan and for Company for the purpose of implementing, administering and managing the Plan and Participant’s participation therein (on the basis of the performance of a contract (Art. 6(1)(b) GDPR)), to comply with legal obligations in the EU (on the basis of (Art. 6(1)(c) GDPR) and on the basis of legitimate interests, in particular to comply with non-EU legal obligations (Art. 6(1)(f) GDPR). As regards the processing of Participant’s Personal Data in connection with the Plan and the PSU, Participant understands that the Company is the controller of his or her Personal Data.
Data Transfers. The Company or relevant Company Group Member will transfer Personal Data to third parties (as data processors) assisting the Company in the implementation, administration and management of the Plan, or other third party with whom the Participant may have elected to have payment made pursuant to the Plan. The Company Group Members may also make the Personal Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, including in jurisdictions outside the European Economic Area where data protection laws may not be as protective as within. The Company’s legal basis for the transfer of Participant’s Personal Data outside the European Economic Area is Participant’s explicit consent and will be provided by Participant in the form as attached hereto.
Data Subject Rights. Participant understands that, subject to the conditions set out in the applicable law, Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about him or her and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about him or her that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of his or her objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of his or her Personal Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Participant’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or his or her employment and is carried out by automated means. In case of concerns, Participant understands that he or she may also have the right to lodge a complaint with the competent local data protection authority or contact the Company’s data protection officer or Participant’s local human resources representative with any questions or concerns regarding the processing of Participant’s Personal Data.
Data Retention. Data will only be held in accordance with applicable laws and applicable statutory retention requirements and as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.
INDIA
1.Foreign Assets Reporting Information: Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares arising out of the PSU held outside India) in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and Participant should consult with his or her personal tax advisor in this regard.
2.Tax Reporting: Upon the event of any income arising to the Participant out of the shares underlying the PSU and upon allotment of shares pursuant to vesting of the PSU, the Participant will be obligated to report such income in their annual tax return.
3.Exchange Control Information: If Participant remits funds out of India in connection with any Award under the Plan, it is Participant’s responsibility to comply with applicable exchange control requirements of the Reserve Bank of India. Participant understands that Participant may be required to repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India and within a specified time period, in accordance with the applicable local exchange control requirements as on the date of receipt of such proceeds / dividends by the Participant. 90 days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation.
4.Acknowledgment of Nature of Plan and PSU: In accepting this Agreement, Participant acknowledges that in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s rights to vest the PSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s PSUs.

ITALY
1.Acknowledgement of nature of the Plan and PSUs: By accepting the PSU grant, Participant acknowledges, understands and agrees that:
(a)the PSUs (and the Shares subject to the PSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are extraordinary items that do not constitute compensation of any kind for services of any kind rendered by the Participant to their employer and are outside the scope of the Participant’s employment contract;
(b)the PSUs (and the Shares subject to the PSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not part of salary for any purposes, including, but not limited to, calculation of any termination and severance payments provided for by law and by contract;
(c)the PSUs (and the Shares subject to the PSUs), and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not granted as consideration for, or in connection with, the services the Participant may provide as a director of a Subsidiary or Affiliate.
2.English Language: Participant confirms having read and understood the documents relating to the Plan and the Agreement which were provided to the Participant in English language. The Participant accepts the terms of those documents accordingly.
3.Tax law: The attribution of Shares to a Participant who is an employee made available by the Company or any Subsidiary is taxed as income from employment at the Participant’s personal tax rate. The normal value of the Shares listed on a stock exchanges is determined on the basis of the arithmetic mean of the prices of the last month before the delivery of the Shares. The taxable event, with reference to the PSUs is the vesting of the Award.
4.Withholding tax: The Participant’s employer in Italy must enact and pay withholding tax with reference to the income of employment within the 16th of the month following the date of delivery of Shares. To the extent that the withholding tax exceeds, totally or in part, the monthly cash payment paid to the Participant, the Participant must provide to their employer any shortfall.
5.Securities law.  The Award of PSUs and of the Shares which are subject to the PSUs, may benefit from an exemption regarding the publication of a prospectus and from the accomplishment of the relevant regulatory filings under the Italian laws, provided that one or more of the following conditions are met:
(i)The offering of Shares is addressed to a number of individuals fewer than 150; or
(ii)The total consideration of each offer of the Shares in the European Union, calculated on a 12-month period, is lower than 8.000.000 Euro; or
(iii)The Shares are offered or assigned to directors, former directors, employees or former employees of the Italian subsidiary, provided that a document containing information on the number and type of shares, on reasons and details of the offer is made available to the addresses of the offer.

6.Data privacy: Personal data of the Participant will be processed, and transferred, pursuant to the Company associate privacy notice (referred to as the Privacy Policy).
NETHERLANDS
Securities Law Notification: Participant should be aware of Dutch insider-trading rules, which may impact the ability to sell Shares acquired under the Plan. In particular, Participant may be prohibited from effectuating certain transactions if Participant has insider information regarding the Company.

By accepting any PSUs granted hereunder and participating in the Plan, Participant acknowledges having read and understood this Securities Law Notification and further acknowledge that it is Participant’s responsibility to comply with the following Dutch insider trading rules:
Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to the issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public, and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of an Affiliate in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain employees of the Company working at an affiliate in the Netherlands (including persons eligible to participate in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when in possession of such inside information.
SINGAPORE
1.Securities Law Information. The Award of the PSU is being made in reliance of section 273(1)(i) of the Securities and Futures Act 2001 of Singapore (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA.
2.Director/CEO Notification Obligation. If Participant is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), Participant is subject to certain disclosure / notification requirements under the Companies Act 1967 of Singapore. Among these requirements is an obligation to notify the Singapore Company in writing when Participant acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g., the PSU, the Shares or any other Award). In addition, Participant must notify the Singapore Company when Participant disposes of such interest in the Company (including when Participant sells Shares issued upon vesting and maturity of the PSU). These notifications must be made within two business days of acquiring or disposing of any such interest in the Company. In addition, a notification of Participant’s interests in the Company must be made within two business days of becoming a director or chief executive officer (as applicable). The same information must also be lodged with the registrar of companies in Singapore, namely the Accounting and Corporate Regulatory Authority, within two business days after any updates to the Singapore Company’s register of registrable controllers.
3.Taxation Information. In the event that Participant is granted an Award of the PSU while Participant is exercising employment in Singapore, any gains or profits enjoyed by Participant arising from the vesting of such PSU will be taxable in Singapore as part of Participant’s employment remuneration regardless of when the PSU vests or where Participant is at the time the PSU vests. Participant may, however, be eligible to enjoy deferment of payment of such taxes under incentive schemes operated by the Inland Revenue Authority of Singapore if the qualifying criteria relating thereto are met. Participant is advised to seek professional tax advice as to Participant’s tax liabilities including, to the extent Participant is a foreigner, how such gains or profits aforesaid will be taxed at the time Participant ceases to work in Singapore.
All taxes (including income tax) arising from the vesting of any PSU thereon shall be borne by Participant.
Where Participant is a non-citizen of Singapore and has any unvested PSU, and is about to leave employment with the Employer (as defined below), the unvested PSU may be deemed to be vested under the Income Tax Act (Cap. 134) of Singapore, and the Employer may be required to deduct or withhold taxes arising from the deemed vesting of the PSU from all monies due from the Employer to Participant. An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employer and paid to the Singapore tax authorities. “Employer” shall mean the Company, a Singapore subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.]
SPAIN
1.Grant Notice: The following paragraphs are inserted immediately after the first paragraph of the Grant Notice:
No Entitlement for Claims or Compensation. The vesting of the PSU is expressly conditional upon Participant’s continued and active rendering of services, such that the Participant’s Termination of Service for any reason whatsoever may result in the PSU ceasing to vest immediately, in whole or in part, effective on the date of Participant’s Termination of Service (unless otherwise specifically provided in the Agreement). This will be the case, for example, even if (1) Participant is considered to be unfairly dismissed without good cause; (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Termination of Service is due to a change of work location, duties or any other employment or contractual condition; (4) Participant experiences a Termination of Service due to a unilateral breach of contract by the Company or a Subsidiary; or (5) Participant experiences a Termination of Service for any other reason whatsoever. Consequently, upon Participant’s Termination of Service for any of the above reasons, Participant may automatically lose any rights to the Shares subject to the PSU that were not vested on the date of Participant’s Termination of Service, as described in the Plan and the Agreement.
2.Exchange Control Information: Participant must declare the acquisition, ownership and sale of Shares to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. Participant must also declare the ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. If Participant acquires the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Participant; otherwise, Participant will be required make the declaration by filing the appropriate form with the DGPCIE. Generally, the declaration must be made in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530 (or Participant holds 10% or more of the shares capital of the Company or such other amount that would entitle Participant to join the Company’s board of directors), the declaration must be filed within one month of the acquisition or sale, as applicable. In addition, if Participant wishes to import the share certificates into Spain, Participant must declare the importation of such securities to the DGPCIE.
When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (e.g., dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Upon prior request, Participant will need to provide the institution with the following information; Participant’s name; address; and fiscal identification number; the name and corporate domicile of the Company; the amount of payment; the currency used; the country of origin; the reasons for the payment; and required information.
Further, to the extent that Participant holds assets (e.g., the PSU) outside of Spain with a value in excess of €20,000 (on a per-asset basis) as of December 31 each year, Participant will be required to report information on such rights and assets on Participant’s tax return for such year.
Participant is solely responsible for complying with any exchange control or other reporting requirement that may apply to Participant as a result of participation in the Plan, the acquisition and/or sale of the Shares and/or the transfer of funds in connection with the PSU. Participant should consult Participant’s legal advisor to confirm the current reporting requirements when Participant acquires Shares, sells Shares and/or transfers any funds related to the Plan to Spain.

3.Securities Law Information: The PSU described in the Agreement does not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including the Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.
UAE
1.Securities Law Information. Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.